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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           UNITED AMERICAN HEALTHCARE
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[UNITED AMERICAN HEALTHCARE      UNITED AMERICAN
     CORPORATION LOGO]           HEALTHCARE CORPORATION



           ----------------------------------------------------------
                               NOTICE OF THE 2003
                         ANNUAL MEETING OF SHAREHOLDERS
           ----------------------------------------------------------

                                       October 6, 2003
Dear Shareholder:

         The Annual Meeting of Shareholders of United American Healthcare Corporation will be held on Friday, November 14, 2003 at 10:30 a.m., Eastern Standard Time, at the ATHENEUM SUITE HOTEL, 1000 BRUSH AVENUE, DETROIT, MICHIGAN, for the following purposes:

         (1)      to elect three directors;

         (2) to vote on the ratification of the appointment of Follmer Rudzewicz PLC as our independent auditors for the 2004 fiscal year;

         (3) to consider and act upon a proposal to approve amendments to the United American Healthcare Corporation 1998 Stock Option Plan to (i) increase the number of common shares reserved for issuance pursuant to the exercise of options granted under the plan by 500,000 shares, from 500,000 to 1,000,000 shares, and
                  (2) extend the stated termination date of the plan by 5 years, from August 6, 2008 to August 6, 2013; and

         (4) to transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on September 26, 2003 will be entitled to vote at the Annual Meeting.

         Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, and our Annual Report for the fiscal year ended June 30, 2003 (with our Form 10-K report for that year inserted inside its back cover). Your vote is important, regardless of the number of shares you hold. Whether you plan to attend the meeting or not, to vote by proxy sign, date and mail the enclosed proxy card as soon as possible in the envelope provided. This will not prevent you from voting your shares in person at the meeting before voting closes, if you wish to do so.

         We look forward to seeing you on November 14, 2003.

                              Sincerely,

                              /s/ William C. Brooks
                              _______________________________________________
                              William C. Brooks,
                              Chairman, President and Chief Executive Officer

[UNITED AMERICAN HEALTHCARE      UNITED AMERICAN
     CORPORATION LOGO]           HEALTHCARE CORPORATION



                     UNITED AMERICAN HEALTHCARE CORPORATION
                           300 RIVER PLACE, SUITE 4950
                          DETROIT, MICHIGAN 48207-4291


             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          To be Held November 14, 2003


GENERAL INFORMATION

         This proxy statement contains information related to the annual meeting of shareholders of United American Healthcare Corporation (the "Company") to be held at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan, on Friday, November 14, 2003, at 10:30 a.m., Eastern Standard Time. The approximate mailing date for this proxy statement and the proxy is October 6, 2003.

         At our annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of three directors, ratification of the appointment of independent auditors and approval of amendments to the 1998 Stock Option Plan. Neither we nor the members of our Board of Directors intend to bring before the annual meeting any matters other than those set forth in the Notice of Annual Meeting, and we have no present knowledge that any other matters will be presented for action at the meeting by others. However, if other matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

         It is important that your shares be represented at the meeting. If it is impossible for you to attend, please sign and date the enclosed proxy and return it to us. The proxy is solicited on behalf of our Board of Directors. The shares represented by valid proxies in the enclosed form will be voted if received in time for the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only holders of record of shares of our no par value common stock at the close of business on September 26, 2003 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On such record date, we had issued and outstanding 7,190,563 shares of common stock.

         The following table contains information with respect to the beneficial ownership of our common shares as of as of September 26, 2003 by each person known by us to beneficially own more than 5% of our common shares, our only outstanding class of voting shares:

                                                                                           PERCENTAGE
                                                                                               OF
                                                              AMOUNT AND NATURE OF           COMMON
                                                                  SHARES COMMON              SHARES
        NAME AND ADDRESS OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP*          OWNED**
        ------------------------------------                  ---------------------        ----------
        Richard M. Brown, D.O.                                       375,737                  5.0%
        27774 Franklin Road
        Southfield, Michigan 48034

         --------
         * Not including 25,000 shares which Dr. Brown has the right to acquire pursuant to currently exercisable stock options for a price of $5.08 per share.
         ** Based on 7,190,563 common shares outstanding as of September 26, 2003.

         The shareholder votes cast for all items considered at the meeting will be calculated by an officer of Computershare Investor Services, L.L.C., our Registrar and Transfer Agent, as the Board-designated Inspector of Election. The Inspector of Election will determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election. Abstentions will not be counted either for or against any action for which cast.

--------------------------------------------------------------------------------
                            I. ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         Our Board of Directors proposes that the three persons named below as "nominees for election as directors for a three-year term" be elected as our directors, each to hold office until our annual meeting of shareholders to be held in 2006 and until his successor is elected and qualified. Messrs. Francis, Goss and Moten were last elected as directors at our 2000 annual meeting of shareholders. They are all outside directors. If a quorum is present, the three nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominees listed below unless the person giving the proxy withholds authority to vote for these nominees. The nominees listed below have consented to serve if elected. If any nominee is unable or declines to serve, which we do not expect to happen, the proxy holders intend to vote the proxies in accordance with their best judgment for another qualified person.

         Our Bylaws provide that the size of the Board of Directors shall be fixed, and may be modified, from time to time by a resolution of the Board, but not to less than 9 directors. The directors have adopted a resolution reducing the size of the Board from 9 to 8 members, effective as of our 2003 annual meeting of shareholders. Accordingly, although the terms of four current directors will expire as of the meeting, proxies cannot be voted for more than three nominees.

         The following information is furnished as of September 26, 2003 with respect to our nominees for election as directors, with respect to each person whose term of office as one of our directors will continue after the meeting, with respect to each of our executive officers who is named in the Summary Compensation Table below, and with respect to all of our directors and executive officers as a group:

                                                                          AMOUNT AND
                                                                           NATURE OF     PERCENTAGE OF    PRESENT
           NAME                             POSITION AND OFFICES         COMMON SHARES   COMMON SHARES     TERM
      (AND YEAR FIRST                        WITH US AND OTHER           BENEFICIALLY     BENEFICIALLY      TO
     BECAME A DIRECTOR)        AGE          PRINCIPAL OCCUPATION             OWNED         OWNED (1)      EXPIRE
------------------------------------------------------------------------------------------------------------------
                            NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM
------------------------------------------------------------------------------------------------------------------
Darrel W. Francis (1998)       50     President of President of             48,879 (2)          *         2003
                                      Precision Industrial Service
Tom A. Goss (2000)             57     Vice Chairman of our Board of         46,000 (2)          *         2003
                                      Directors; Chairman of Goss LLC
Emmett S. Moten, Jr. (1998)    59     President of Moten Associates         38,879 (2)          *         2003
------------------------------------------------------------------------------------------------------------------
                                             DIRECTORS CONTINUING IN OFFICE
------------------------------------------------------------------------------------------------------------------
William C. Brooks (1997)       70     Our Chairman of the Board of         135,797 (2)        1.9%        2005
                                      Directors, President and Chief
                                      Executive Officer; President of
                                      OmniCare Health Plan, Inc., of
                                      Tennessee
Richard M. Brown, D.O. (2001)  68     President, Park Family Health        400,737 (2)        5.6%        2004
                                      Care Practicing physician
Ronald E. Hall, Sr. (2001)     60     President and Chief Executive         38,879 (2)          *         2004
                                      Officer of Bridgewater
                                      Interiors, LLC
Osbie Howard (2003)            60     Senior Vice President of United       18,781 (2)          *         2005
                                      American of Tennessee, Inc.;
                                      Executive Director of OmniCare
                                      Health Plan, Inc., of Tennessee
Peter F. Hurst, Jr.  (2001)    48     Chairman, President and Chief         38,879 (2)          *         2004
                                      Executive Officer of Urban
                                      Financial Group, Inc and The
                                      Community Bank
------------------------------------------------------------------------------------------------------------------
                                                 OTHER EXECUTIVE OFFICER
------------------------------------------------------------------------------------------------------------------
Stephen D. Harris (3)          31     Our Chief Financial Officer and       21,026 (2)          *
                                      Treasurer

All directors and executive officers as a group (10 persons)               860,172 (2)        12.0%

-------------------------------
*        Less than 1%
(1)      Based on 7,190,563 common shares outstanding as of September 26, 2003.
(2) Includes the following number of common shares which the individual has the right to acquire pursuant to stock options that are exercisable currently or become exercisable within 60 days after September 26, 2003: Mr. Brooks, 81,900 shares; Dr. Brown, William B. Fitzgerald, Mr. Hall, Mr. Hurst and Mr. Moten, 25,000 shares each; Mr. Francis and Mr. Goss, 15,000 shares each; Mr. Harris, 5,000 shares; and Mr. Howard, 1,250 shares.
(3) Mr. Harris joined us in the described offices on October 28, 2003. He is a certified public accountant with experience in consulting, auditing and accounting for major companies in the automotive manufacturing, energy, and managed health care industries. Prior to joining us, he served as a Manager for Deloitte Consulting since 1998.

BIOGRAPHICAL INFORMATION

         The following is a brief account of the business experience during the past five years of each nominee for our Board of Directors and of each of our directors whose term of office will continue after the meeting:

DARREL W. FRANCIS (SINCE 1998; PRESENT TERM ENDS 2003)

         Darrel W. Francis has been President of Precision Industrial Service, a floor covering installation company, since June 1999. He also has been President of Metropolitan Facility Resources, an office furniture sales and design company, since January 1997. From January 1996 to October 1998, he was President of Advantage Pavilion, Inc., an office furniture sales and design company.

TOM A. GOSS (SINCE 2000; PRESENT TERM ENDS 2003)

         Tom A. Goss is Vice Chairman of our Board of Directors. He has been Chairman of Goss LLC, an insurance agency, since November 2000. He also has been Chairman of The Goss Group, Inc., an insurance products and services company, since November 2000, and earlier was a Partner/Advisor of that company since March 1997. He has been a principal of GR Beyster Lumber LLC, a millwork and lumber company that custom builds and distributes a variety of forestry products, since July 2000. He also has been Chairman of Goss Steel & Processing LLC, a steel processing center, since April 1, 2003. He served as Director of Athletics for The University of Michigan from September 1997 to April 2000.

WILLIAM C. BROOKS (SINCE 1997; PRESENT TERM ENDS 2005)

         William C. Brooks has served us as a director since 1997, as Chairman of our Board of Directors since January 1998, and additionally as our President and CEO since November 22, 2002. He was Chairman of Brooks Group International, Ltd., a holding company involved in human resources and economic development, from January 1998 to June 2002. Mr. Brooks retired as a Vice President of General Motors Corporation, Inc. in 1997. He is a retired Air Force Officer, and was Assistant Secretary of the U.S. Department of Labor from July 1989 to December 1990. He is a Director of Covansys Corporation.

RICHARD M. BROWN, D.O. (SINCE 2001; PRESENT TERM ENDS 2004)

         Richard M. Brown, D.O. is a practicing physician and has been President of Park Family Health Care in Detroit, Michigan since 1995. From 1996 to 1999, he also was Medical Director of Prime Care Medical Centers in Detroit, Michigan. During his career, he has also served as Chief of Staff of the following hospitals in Michigan: Michigan Health Center, Detroit Central Hospital, Botsford General Hospital and Zeiger Osteopathic Hospital. Dr. Brown has been a delegate to the American Osteopathic Association since 1989 and to the Michigan Association of Osteopathic Physicians and Surgeons since 1986. He is a Board member of the Barbara Ann Karmanos Cancer Institute and the University of Osteopathic Medicine and Health Services in Des Moines, Iowa. Parkview Counseling Center, a partnership in which Dr. Brown was a partner, filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code four years ago and subsequently emerged successfully from such proceedings under a court-approved plan of reorganization. Dr. Brown is our largest individual shareholder as of September 26, 2003.

RONALD E. HALL, SR.  (SINCE 2001; PRESENT TERM ENDS 2004)

         Ronald E. Hall, Sr. has been President, Chief Executive Officer and majority owner of Bridgewater Interiors, LLC in Detroit, Michigan since November 1998. Bridgewater Interiors is a major supplier of seating systems to the automotive industry. From 1992 to October 1998, Mr. Hall served as President of the Michigan Minority Business Development Council.

OSBIE HOWARD  (SINCE 2003; PRESENT TERM ENDS 2005)

On May 8, 2003, our Board of Directors elected Osbie Howard as a director to fill the vacancy from the death of director Gregory H. Moses, Jr., for the remainder of his term until our 2005 annual meeting of shareholders. Mr. Howard has been our Senior Vice President since 1995. He also has been President and CEO of our wholly-owned subsidiary, United American of Tennessee, Inc. and its 75%-owned managed care organization in Tennessee, OmniCare Health Plan, Inc. ("OmniCare-TN"), since June 1995.

PETER F. FHURST, JR. (SINCE 2001; PRESENT TERM ENDS 2004)

         Peter F. Hurst, Jr. has been Chairman, President and Chief Executive Officer of the Urban Financial Group, Inc., a Bridgeport, Connecticut bank holding company, and The Community's Bank, a Connecticut chartered commercial bank, since March 2000. From March 1998 to March 2000, he served as President of Hurst Capital Partners in New York, a financial advisory and merchant banking firm. From 1994 to March 1998, he was Co-Chairman of Bahia Partners, Inc. and Co-President and Managing Director of Bahia Advisors, both in New York. From 1988 to 1994, he was Senior Vice President in the Corporate Finance Group and the Financial Institutions Group of Dean Witter Reynolds in New York.

EMMETT S. MOTEN, JR. (SINCE 1998; PRESENT TERM ENDS 2003)

         Emmett S. Moten, Jr. has been the President of Moten Associates, a real estate development firm, since October 1996. From July 1988 to October 1996, he was Vice President of Development for Little Caesar Enterprises, Inc., a national fast food franchise company. Prior to assuming that position, Mr. Moten was Director of the Community & Economic Development Department of the City of Detroit for almost ten years.

         During the fiscal year ended June 30, 2003, our Board of Directors held six meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

         We have a standing Finance and Audit Committee. The current members of our Finance and Audit Committee are Darrel W. Francis (Chairman), William B. Fitzgerald, Tom A. Goss, Peter F. Hurst, Jr. and Emmett S. Moten, Jr. They are all outside directors and "independent directors" (as defined in our Articles of Incorporation), as required by our Bylaws. During fiscal year 2003, our Finance and Audit Committee held four meetings and its two predecessor committees, the separate Finance Committee and Audit Committee, each held three additional meetings. The purpose of our Finance and Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor's qualifications and independence, the performance of our independent auditors, and the adequacy of our accounting and internal control systems. The Committee's specific responsibilities are set forth in its Charter (ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT).

         We have a standing Compensation Committee. The current members of our Compensation Committee are Tom A. Goss (Chairman), Dr. Richard M. Brown, Ronald
E. Hall, Sr., Peter F. Hurst, Jr. and Emmett S. Moten, Jr. They are all outside directors. During fiscal year 2003, the Compensation Committee held three meetings. The duties of our Compensation Committee are to make recommendations to our Board of Directors relating to the overall compensation arrangements for our officers and staff, to make recommendations to our Board of Directors pertaining to any compensation plans in which our officers and directors are eligible to participate, and to administer and grant options under our 1998 Stock Option Plan.

         We have a standing Executive Committee. The current members of our Executive Committee are William C. Brooks (Chairman), Darrel W. Francis, Tom A. Goss and Emmett S. Moten, Jr. During fiscal year 2003, our Executive Committee held six meetings. The duties of our Executive Committee are to exercise, in the intervals between the meetings of our Board of Directors, the powers of our Board as they relate to the management of our business and affairs, excluding powers expressly delegated by our Board to other standing committees.

         We have a standing Governance Committee. The current members of our Governance Committee are Emmett S. Moten, Jr. (Chairman), Darrel W. Francis, Tom
A. Goss and Emmett S. Moten, Jr. They are all outside directors. In addition, William C. Brooks, our Chairman of the Board, President and CEO, is an ex officio member of our Governance Committee. During fiscal year 2003, our Governance Committee held three meetings. The duties of our Governance Committee are to present to our Board of Directors, whenever vacancies occur or terms are expected to expire, names of individuals who would make suitable directors of the Company and to advise our appropriate officers on matters relating to the organization of our Board of Directors.

         All of our directors attended at least 75% of the combined number of meetings held during fiscal year 2003 by the Board and each Committee of which she or he was then a member.

COMPENSATION OF DIRECTORS

         Directors who are our employees receive no fees for their services as a director or as a Committee member. Each of our directors who is not our employee receives $1,000 for each Board of directors meeting and each Board committee meeting attended. Each committee chairperson receives a $2,500 annual stipend. In addition, each non-employee director receives an annual stipend of $24,000, payable in our common shares in lieu of cash, as compensation for director services, and our Chairman of the Board received a stipend of $8,250 in cash and $4,753, payable in our common shares in lieu of cash, as compensation for his services in such office during fiscal year 2003 until he became our employee, President and CEO in November 2002. Our directors are also entitled to reimbursement for reasonable out-of-pocket expenses incurred in providing services to us in their capacities as directors.

SUMMARY COMPENSATION TABLE

         The following table sets forth information for each of the fiscal years ended June 30, 2003, 2001 and 2000 concerning the compensation of our Chief Executive Officer and our other executive officers as of June 30, 2003 whose annual salary and bonus exceeded $100,000 (collectively, the "named Executive Officers").

              NAME AND                      FISCAL                                          ALL OTHER
         PRINCIPAL POSITION                  YEAR           SALARY ($)    BONUS ($)    COMPENSATION ($) (1)
         ------------------                 ------          ----------    ---------    --------------------

GREGORY H. MOSES, JR...................      2003             120,766       --                20,000
Chief Executive Officer and President        2002             306,923     Stock (2)            1,822
until November 22, 2002                      2001             306,923       100,000              800

WILLIAM C. BROOKS .....................      2003             184,505     Stock (3)               --
Chief Executive Officer and President
since November 22, 2002

OSBIE HOWARD...........................      2003             228,000        67,500            4,000
Senior Vice President of                     2002             228,000        34,000            1,822
United American of Tennessee, Inc.           2001             174,744        60,000              800

----------------
(1) For fiscal year 2003, Mr. Moses received restricted compensation of 21,595 common shares for consulting services performed subsequent to his resignation. All other amounts in this column represent our annual contribution to the 401(k) Savings Plan; but other than that, for the years set forth in the table, none of the named Executive Officers had any long-term compensation (including restricted stock awards and long-term incentive plan payouts). On March 13, 2003, Mr. Howard was granted a stock option for 5,000 common shares under our 1998 Stock Option Plan, at an exercise price of $5.28 per share (the closing price of the stock on the grant date). Such options vest in four equal installments on the first four anniversaries of the grant date and expire 10 years after the grant date.
(2) For fiscal year 2002, in lieu of a cash bonus Mr. Moses received a restricted stock award of 6,993 common shares, valued at $50,000 based on the closing stock price of $7.15 per share on the date of the award, February 1, 2002.
(3) For fiscal year 2003, in lieu of a cash bonus Mr. Brooks received a restricted stock award of 50,324 common shares, valued at $93,100 based on the closing stock price of $1.85 per share on June 30, 2003.

OPTION FISCAL YEAR-END VALUES

         The following table shows the aggregated numbers and value of unexercised stock options held by the named Executive Officers at June 30, 2003.

                                              NUMBER OF
                                            COMMON SHARES             VALUE OF
                                              UNDERLYING            UNEXERCISED
                                         UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                    NAME                  AT FISCAL YEAR-END   AT FISCAL-YEAR END (1)
      -------------------------------------------------------------------------------

      William C. Brooks                       181,900 (2)          $    93,428
      Osbie Howard                             30,000 (3)          $    12,000
      Stephen D. Harris                        25,000 (4)          $    20,000

--------------
(1) Calculated based on the closing price of Company common stock on June 30, 2003 (the last business day of the fiscal year) of $1.85 less the option exercise price. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price. All of the described stock options remain unexercised at the date of this proxy statement, at which date none of such unexercised stock options is in-the-money.

(2) These options: (A) as to 81,900 shares, were granted September 9, 1998 and are fully vested and exercisable; and (B) as to 100,000 shares, were granted March 1, 2003 and will become fully vested and exercisable March 1, 2005.
(3) These options: (A) as to 25,000 shares, were granted on May 8, 2003 and will become fully vested and exercisable on the first anniversary of that grant date; and (B) as to an additional 5,000 shares, were granted on December 15, 1998 and will vest and become exercisable in four equal installments on the first four anniversaries of that grant date.
(4) These options were granted on October 23, 2002 and will vest and become exercisable in five equal installments on the first five anniversaries of that grant date.

STOCK OPTION PLANS; EMPLOYEE STOCK PURCHASE PLAN

         We have a 1998 Stock Option Plan, under which stock options (nonqualified options and incentive stock options) may be granted to our officers, directors and key employees or those of our subsidiaries. The maximum number of common shares which may be issued pursuant to stock options under the plan is 500,000, and no participant can receive stock options for more than 300,000 shares over the term of the plan.. (However, see part III of this proxy statement, below.)

         The plan is administered by a committee designated by our Board of Directors, currently our Compensation Committee. The selection of persons who are eligible to participate in the plan and grants to those individuals are determined by the committee, in its sole discretion. The only established criterion to determine eligibility under the plan is that individuals must be our officers, directors or key employees or those of any Subsidiary (as defined in the plan) who, in the judgment of the committee, are or will become responsible for the direction and financial success of the Company or any Subsidiary.

         An incentive stock option granted under the plan must have an exercise price not less than 100% of the fair market value of the shares on the date such option is granted. For an incentive stock option granted to a participant who owns more than 10% of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price must be at least 110% of the fair market value of the shares on the date such option is granted. A nonqualified option granted under the plan must have an exercise price not less than 75% of the fair market value of the shares on the date such option is granted. Each stock option granted under the plan must expire not more than ten years after the date of the grant; and an incentive stock option granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary must expire not more than five years after the date of the grant.

         Our Employee Stock Purchase Plan ("ESPP"), which became effective October 1996, enables all our eligible employees to subscribe for common shares on an annual offering date at a purchase price which is the lesser of 85% of the fair market value of the shares on the first day or the last day of the annual period. There were no employee contributions to the ESPP for fiscal 2003. 200,000 common shares were reserved for issuance under the ESPP.

         We have not granted any stock appreciation rights, and we did not grant any awards under a long-term incentive plan during fiscal year 2003. On May 8, 2003, we granted certain stock options under our 1998 Stock Option Plan.

401(k) SAVINGS PLAN

         We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code. All employees over age 21, other than non-resident aliens, are eligible to participate in the retirement plan. Employees could contribute to the retirement plan on a tax-deferred basis up to 15% of their total salary through April 1, 2001 and 20% thereafter. Under the retirement plan, we make matching contributions on each employee's behalf, up to a maximum of 1% of each employee's total salary through January 1, 2001 and 2% thereafter. As of June 30, 2003, 47 employees had elected to participate in the retirement plan. For the fiscal year ended June 30, 2003, we contributed approximately $42,434 to the retirement plan. See the "Summary Compensation Table" above for additional information.

COMPENSATION COMMITTEE REPORT

         Compensation for our key executives is determined by the Compensation Committee. Salaries, bonuses and other compensation of our key executives are based upon profitability, enrollment levels of our clients, including OmniCare-TN, revenue growth, return on equity and market share. The Compensation Committee also administers the 1998 Stock Option Plan.

         The Compensation Committee believes that compensation of our key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurable superior performance. During fiscal year 2003, our executive compensation included a base salary and bonus (stock or cash). Based upon available data, we believe the base salaries of our executives were set at the levels of comparable companies in our line of business.

         The Compensation Committee is comprised of Tom A. Goss (Chairman), Dr. Richard M. Brown, Ronald E. Hall, Sr., Peter F. Hurst, Jr. and Emmett S. Moten, Jr., all outside directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The ownership, operation and management of the Company involve various potential conflicts of interest, including the relationships and transactions described below. Management of the Company believes that these agreements and transactions have been on terms which are as fair to the Company as could have been obtained from unaffiliated parties.

         MANAGEMENT AGREEMENT. Our management agreements with our managed plans, OmniCare-MI (until terminated November 1, 2002) and OmniCare-TN, were negotiated between related entities. However, such management agreements were reviewed, revised and approved by each plan's Board. After July 31, 2001, OmniCare-MI was no longer a related entity with respect to the Company. OmniCare-TN is an HMO which is 75%-owned by us through our wholly-owned subsidiary, United American of Tennessee, Inc.

         COMMON OFFICERS AND DIRECTORS. As indicated in the chart below, during and since fiscal year 2003, certain officers or directors of the Company were also officers or members of the Board of Directors of OmniCare-TN (which is 75% owned by the Company through its wholly owned subsidiary, United American of Tennessee, Inc.). Consequently, such individuals were or are likely to influence the operation of the Company and negotiations and arrangements between the Company and these entities, including the negotiation of and operation under the OmniCare-TN management agreement. Conflicts of interest may arise relating to matters that are presented to our Board of Directors for consideration and with respect to which the Company and OmniCare-TN may have differing interests, including matters relating to the management agreement.

                                              POSITION WITH                 POSITION WITH
                 NAME                          COMPANY (1)                   OMNICARE-TN
        ------------------------------------------------------------------------------------------
        William C. Brooks........        Chairman of the Board,                Director
                                         President, CEO, Director

        Osbie Howard ............        Senior Vice President,           President and CEO
                                         Director

         HEALTH INSURANCE BENEFITS FOR COMPANY EMPLOYEES. Health care benefits for some employees of the Company are provided through OmniCare-MI. For the fiscal year ended June 30, 2003, the Company paid premiums of approximately $0.03 million for such benefits.


--------------------------------------------------------------------------------
           II. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         Our Finance and Audit Committee has appointed Follmer Rudzewicz PLC as independent auditors of the Company for our fiscal year ending June 30, 2004. Our Board asks our shareholders to ratify the appointment of Follmer Rudzewicz PLC.

         Follmer Rudzewicz PLC has served as our independent auditors since March 3, 2003. A representative of Follmer Rudzewicz PLC is expected to be present at our 2003 annual meeting to make a statement, if requested, and be available to respond to questions with respect to the 2003 audit.

         The Board of Directors considers Follmer Rudzewicz PLC to be well qualified to serve as the independent auditors for the Company. If the appointment of Follmer Rudzewicz PLC is not ratified by the shareholders, the Board of Directors may appoint other independent auditors based upon the recommendation of the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF FOLLMER RUDZEWICZ PLC AS INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.


--------------------------------------------------------------------------------
                   III. PROPOSAL TO APPROVE AMENDMENTS TO THE
                     UNITED AMERICAN HEALTHCARE CORPORATION
                 1998 STOCK OPTION PLAN TO INCREASE AUTHORIZED
              SHARES AND EXTEND THE PLAN'S STATED TERMINATION DATE
--------------------------------------------------------------------------------

GENERAL

         We seek to increase the number of shares subject to the United American Healthcare Corporation 1998 Stock Option Plan and extend the plan's stated termination date five years. You are being asked to consider and approve two amendments to the plan to (i) extend the stated termination date of the plan from August 6, 2008 to August 6, 2013, and (ii) increase the number of common shares reserved for issuance upon the exercise of options granted under the plan by 500,000 shares. Pursuant to the plan, 500,000 common shares are currently reserved for issuance upon the exercise of options granted or to be granted to participants in the plan. Our officers, directors and key employees and those of any subsidiary in which we own more than 25% of the total combined voting power of all classes of stock (50% in the case of an incentive stock option granted to an employee of such subsidiary) -- below called a "Subsidiary -- are eligible to participate in the plan. A committee designated by our Board of Directors, currently our Compensation Committee, determines which persons eligible to participate in the plan are actually granted options under the plan.

         Options granted under the plan may be incentive stock options, nonqualified options, or both. Incentive stock options are options that meet the requirements set forth in the plan, that are intended to be and qualify as "incentive stock options" under Section 422 of the Internal Revenue Code and the related regulations. Nonqualified options are options that meet the requirements set forth in the plan but are not intended to be incentive stock options, or do not qualify as incentive stock options under Section 422. The plan contains various provisions to ensure that incentive stock options comply with Section
422. Our Board of Directors adopted the plan on August 6, 1998, subject to shareholder approval which was obtained on November 12, 1998, and approved the currently proposed amendments on August 26, 2003, subject to shareholder approval.

         The plan is our only stock option plan. As of September 26, 2003, we had granted, and there remained outstanding, options independent of the plan to purchase 125,000 common shares. As of September 26, 2003, (1) options to purchase 320,900 common shares were outstanding under the plan, (2) options to purchase 166,100 common shares granted under the plan had been exercised, and
(3) 13,000 common shares remained available for the grant of options under the plan. The proposed amendments to the plan would increase the number of common shares reserved for issuance upon the exercise of options granted or to be granted under the plan by 500,000 common shares.

         Our Board of Directors believes that it is in our best interests and in the best interests of our shareholders to approve the proposed amendments to the plan to allow us to continue to grant options in accordance with the plan.

         The purpose of the plan is to provide our officers, directors and key employees with an increased incentive to make significant and extraordinary contributions to our long-term performance and growth, to join the interests of our officers, directors and key employees with the interests of our shareholders and to help us attract and retain officers, directors and key employees of exceptional ability.

         Persons deemed to be our affiliates (i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with us) must resell shares acquired under the plan pursuant to a registration statement under the Securities Act of 1933 and the related rules and regulations, Rule 144 under the Securities Act or an applicable exemption under the Securities Act.

         We are the issuer of the securities offered pursuant to the plan. The common shares we issue upon exercise of stock options under the plan may be either our authorized and unissued or reacquired common shares. The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

APPROVAL OF THE PLAN AMENDMENTS

         Shareholder approval of the proposed amendments to the plan requires the approval by a majority of the votes cast by the holders of common shares at the meeting and entitled to vote on the action. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present. We do not intend to place the proposed amendments to the plan into effect unless such approval is obtained at the meeting, and such approval is sought, in part, to exempt the granting of options under the plan from the provisions of Section 162(m) of the Internal Revenue Code and in order to comply with shareholder approval requirements for securities traded on The Nasdaq SmallCap Market.

         A FULL COPY OF THE PLAN, AS PROPOSED TO BE AMENDED, MARKED TO SHOW THE PROPOSED CHANGES, IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. THE MAJOR FEATURES OF THE PLAN, AS PROPOSED TO BE AMENDED, ARE SUMMARIZED BELOW, BUT THIS IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT. CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS PROXY STATEMENT HAVE THE MEANINGS GIVEN THEM IN THE PLAN. AS OF SEPTEMBER 26, 2003, THE CLOSING SALES PRICE OF OUR COMMON SHARES WAS $2.94.

ADMINISTRATION

         The plan is administered by a committee designated by our Board of Directors, currently our Compensation Committee, to perform the duties of the administrator under the plan. The administrator is referred to in the plan as the "Committee." The Committee must be comprised of directors who meet the standards of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any similar successor rule, and who would be deemed "outside directors" under
Section 162(m) of the Internal Revenue Code. Members of the Committee serve at the pleasure of our Board of Directors and may be removed or replaced by the Board at any time. The Committee currently consists of Tom A. Goss (Chairman), Dr. Richard M. Brown, Ronald E. Hall, Sr., Peter F. Hurst, Jr. and Emmett S. Moten, Jr.

         Subject to the provisions of the plan, the Committee is authorized to interpret the plan, to make, amend and rescind rules relating to the plan, and to make all other determinations necessary or advisable for the plan's administration. The Committee's interpretation of any provision of the plan is, unless otherwise determined by our Board of Directors, final and conclusive. Subject to the provisions of the plan, the Committee determines, from those eligible to be participants under the plan, the persons to be granted stock options, the amount of stock to be optioned to each such person and the terms and conditions of any stock options. Under the plan, in exercising its discretion, there is no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat an officer, director or key employee in a manner consistent with the treatment afforded other officers, directors or key employees with respect to the plan.

         In addition to any other rights of indemnification they may have, we will indemnify the members of the Committee in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the plan or any option granted under the plan to the full extent provided for under our bylaws with respect to indemnification of our directors.

PLAN PARTICIPANTS

         The Committee, in its discretion, selects the persons who are eligible to participate in the plan and determines the grants to those individuals. The only established criterion to determine eligibility under the plan is that individuals must be one of our officers, directors or key employees who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Company or any Subsidiary; provided that incentive stock options may be granted only to our employees, as defined in the Internal Revenue Code, to the extent required by Section 422 of the Internal Revenue Code.

         Approximately three key employees and nine directors are currently eligible to participate in the plan, all of whom have been granted options under or independent of the plan.

         Subject to the adjustments described under the caption "Shares Subject to Grant" below, no participant may be granted stock options to purchase more than 300,000 common shares in the aggregate over the term of the plan. In addition, grants are subject to the maximum number of shares remaining available for the grant of stock options under the plan. There are also limitations on the maximum value of incentive stock options that may become first exercisable by any person in any year. Each option grant under the plan must be evidenced by a written agreement containing provisions approved by the Committee.

SHARES SUBJECT TO GRANT

         The maximum number of common shares reserved for issuance upon the exercise of stock options granted under the plan is currently 500,000 common shares and is proposed to be amended to be 1,000,000 common shares. These common shares may consist in whole or in part of authorized and unissued or reacquired common shares. Unless the plan has terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the plan are again available for option and sale.

         The number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of shares remaining available under the plan, and the maximum number and type of shares that may be granted to any participant in any fiscal year are subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company; provided that no fractional shares may be issued pursuant to the plan, no rights may be granted under the plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

AMENDMENT OR TERMINATION OF THE PLAN

         Our Board of Directors may, without shareholder approval, terminate or amend the plan, or amend any stock option agreement under the plan, at any time, except that:

o without shareholder approval, the Board may not amend the plan to increase the maximum number of shares that are subject to it, increase the maximum number of shares for which any participant may be granted stock options under it, change the class of persons eligible to be participants under it, or materially increase the benefits accruing to participants under it, and

o without the consent of the stock option holder, the Board may not change the exercise price of or alter or impair any stock option previously granted under the plan,

all except as described under the caption "Shares Subject to Grant" above.

         Unless sooner terminated by our Board of Directors, the plan as amended will terminate on August 6, 2013, which is 15 years after its original adoption by our Board of Directors (but less than 10 years after the requested shareholder approval of the amendment to extend that date from the plan's original August 6, 2008 termination date) . No stock options may be granted under the plan after August 6, 2013. Termination of the plan will not affect the validity of any option outstanding on the date of termination.

STOCK OPTIONS

  Grant of Stock Options

         Both incentive stock options and nonqualified options may be granted under the plan. An incentive stock option is intended to be and to qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Any incentive stock option granted under the plan must have an exercise price that is not less than 100% of the fair market value of the stock on the date on which the option is granted. An incentive stock option granted to a participant who owns more than 10% of our total combined voting shares must have an exercise price not less than 110% of the fair market value of stock on the date the option is granted. A nonqualified option granted under the plan must have an exercise price not less than 75% of the fair market value of the stock on the date the option is granted. .

         At the time any option granted under the plan is exercised, the participant must pay the full option price for all shares purchased:

o        in cash, or

o        with the consent of the Committee, in its discretion:

         o subject to any conditions established by the Committee, by having us retain from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price, or

         o in such other manner as the Committee determines is appropriate, in its discretion.

The fair market value, determined as of the date the option is granted, of stock with respect to which incentive stock options are first exercisable in any calendar year by a participant under the plan cannot exceed $100,000.

  Term of Stock Options

         If not sooner terminated, each stock option granted under the plan must expire not more than ten years from the date of grant, except that an incentive stock option granted to a participant who at the time of the grant owns more than 10% of our total combined voting stock must expire not more than five years after the date of the grant.

  Continuation of Employment

         The Committee in its discretion may, but need not, require that any participant to whom a stock option is granted shall agree in writing as a condition of the granting of such option to remain in the employ of the Company or a Subsidiary for a designated minimum period from the date of the grant. Unless the Committee in its discretion determines otherwise, stock options granted under the plan may be exercised only while a participant is a employed by us or a Subsidiary (or is an outside director). If the participant's employment is terminated, the Committee may, in its discretion and on certain terms and conditions specified in the plan, extend the period of time in which a stock option may be exercised. Nevertheless, no stock option is to be exercisable after its expiration date and, unless the Committee in its discretion determines otherwise, a stock option may only be exercised after termination of a participant's employment (or an outside director's service as a director) to the extent it would have been exercisable on the date of termination of the participant's employment (or of an outside director's service as a director). Nothing in the plan or in any grant confers any right to continued employment.

  Sequential Exercise

         We may grant additional stock options to the same participant even if options previously granted to that participant remain unexercised. A participant may exercise any option granted under the plan, if then exercisable, even if options previously granted to that participant remain unexercised.

  Non-Transferability of Stock Options

         No stock option granted under the plan is permitted to be transferred by a participant other than by will or by the laws of descent and distribution. Every stock option granted under the plan is exercisable, during the lifetime of the participant, only by the participant.

  Shareholder Rights

         No participant in the plan has any of the rights of our shareholders under any option granted under the plan until the actual issuance of shares to the participant. Before such issuance, no adjustment will be made for dividends, distributions or other rights in respect of such shares, except as described under the caption "Shares Subject to Grant" above.

FEDERAL INCOME TAX CONSEQUENCES

         The rules governing the tax treatment of options and shares acquired upon the exercise of options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

  Incentive Stock Options

         Incentive stock options granted under the plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. If the participant does not dispose of the shares acquired upon exercise of an incentive stock option within one year after the transfer of the shares to the participant and within two years from grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized upon a sale or other disposition of the shares may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, we will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of the incentive stock options or the transfer of shares upon their exercise.

         If the participant disposes of the shares acquired upon exercise of incentive stock options before the above time periods expire, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (1) the excess of the market value of the shares on the date of exercise over the option price, or (2) the gain recognized on such disposition. Such amount will ordinarily be deductible by us for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

  Nonqualified Options

         A participant who acquires shares by exercise of a nonqualified option generally realizes taxable ordinary income at the time of exercise equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount ordinarily will be deductible by us in the same year, if the amount constitutes reasonable compensation and that we satisfy certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares will generally be treated as capital gain or loss on the sale or other disposition of the shares.

  Capital Gains Rates

         If a participant recognizes capital gain upon the sale or other disposition of shares acquired upon exercise of options, the tax rate applicable to such gain will depend on a number of factors, including the date the options are granted, the date the options are exercised, the date the shares are sold or otherwise disposed of, the length of time the participant holds the shares, and the participant's marginal tax bracket. Participants should consult their own tax advisors concerning the impact to them of the long-term capital gain tax rates, as well as the other tax consequences of participation in the plan.

  Withholding Payments

         If upon the exercise of any nonqualified option or a disqualifying disposition, within the meaning of Section 422 of the Internal Revenue Code, of shares acquired upon exercise of an incentive stock option, we must pay any amount for income tax withholding, then in the Committee's discretion either the participant shall pay such amount to us, or the amount of common shares we deliver to the participant will be appropriately reduced, to reimburse us for such payment.

         The Committee may, in its discretion, permit participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of common shares delivered or deliverable by us upon exercise of a stock option appropriately reduced, or by electing to tender common shares back to us after exercise of a stock option to reimburse us for such income tax withholding, subject to such rules and regulations, if any, as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

  Limitation on Compensation Deduction

         Publicly-held corporations may not deduct compensation paid to some of their executive officers in excess of $1 million. The employees covered by the $1 million compensation deduction limitation are the chief executive officer and those employees whose annual compensation is required to be reported to the Securities and Exchange Commission because they are one of our four highest compensated employees for the taxable year (other than the chief executive officer). Ordinary income attributable to stock options generally is included in an employee's compensation for purposes of the $1 million limitation on deductibility of compensation.

         There is an exception to the $1 million compensation deduction limitation for compensation paid pursuant to a qualified performance-based compensation plan. Compensation attributable to a stock option satisfies the qualified performance-based compensation exception if the following conditions are met:

         o the grant is made by a compensation committee comprised of outside directors,

         o the plan under which the options may be granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee,

         o under the terms of the option, the amount of compensation the employee would receive is based solely on an increase in the value of the shares after the date of the grant, for example, the option is granted at an exercise price equal to or greater than fair market value as of the date of the grant, and

         o the individuals eligible to receive grants, the maximum number of shares for which grants may be made to any employee, the exercise price of the options and other disclosures required by SEC proxy rules are disclosed to shareholders and subsequently approved by them.

         If the amount of compensation a covered employee may receive under the grant is not based solely on an increase in the value of the shares after the date of the grant (for example, an option is granted with an exercise price less than the fair market value of the underlying common shares as of the date of the grant), none of the compensation attributable to the grant is qualified performance-based compensation unless the grant is made subject to reaching a performance goal that has been previously established and approved by our shareholders and otherwise qualifies under Section 162(m) of the Internal Revenue Code. We have not established any performance goals for grants under the plan that meet the requirements of the performance-based compensation standard required by such Section 162(m). The grant of options by the Board of Directors or by a committee not meeting the requirements of Section 162(m) will not qualify for the performance-based compensation exception to the $1 million compensation deduction limitation. Our Compensation Committee currently meets the requirements of Section 162(m).

ACCOUNTING TREATMENT

         Generally, under current accounting rules applicable to us, neither the grant nor the exercise of an incentive stock option or a nonqualified option under the plan requires any charge against earnings, if the exercise price of the option is equal to the fair market value of the shares on the date of grant. Footnote disclosure of the value of such options, however, is required. If the exercise price is below the fair market value of the shares on the date of grant, an earnings charge equal to the difference will be required either at the date of grant or possibly over the term of the option. If the optionee is allowed to pay the exercise price of an option with shares held less than six months (or possibly, if such price is paid by our withholding shares issuable upon exercise of the option), we will recognize an earnings charge equal to the difference between the fair market value of the shares issuable upon exercise of the option and the exercise price. In addition, if we make some changes to outstanding options, such as extending their exercisability after termination of employment, a new grant date might occur, resulting in an earnings charge equal to the difference between the fair market value of the shares issuable upon exercise of the option and the exercise price on the date of the change.

OPTION GRANTS UNDER THE PLAN AND INDEPENDENT OF THE PLAN

         Options may be granted under the plan at the Committee's discretion, subject to shareholder approval of the proposed amendments to the plan if options are granted in excess of the 500,000 common shares currently authorized and before such approval. The following table sets forth, as to William C. Brooks, Osbie Howard and Stephen D. Harris, all current executive officers as a group, all current directors who are not executive officers as a group, and all key employees who are not executive officers as a group, the options granted both under the plan and independent of the plan during the fiscal year ended June 30, 2003:

                     United American Healthcare Corporation
                        Stock Options Granted Both Under
                           the 1998 Stock Option Plan
                                       and
                    Independent of the 1998 Stock Option Plan

                                                                                 Number of Common
                                                                             Shares Subject to Options
                                                                                  Granted in the
                                                                                 Fiscal Year Ended
                      Name and Position                                           June 30, 2003
              ----------------------------------------------------------     -------------------------
              William C. Brooks, President and Chief
                 Executive Officer..........................................           100,000
              Osbie Howard, Senior Vice President...........................            25,000
              Stephen D. Harris, Chief Financial Officer
                 and Treasurer..............................................            25,000
              All current executive officers as a  group (3 persons) .......           150,000
              All current directors who are not executive
               officers as a group (7 persons) .............................                 -
              All key employees who are not executive officers
                 as a group ( persons)......................................                 -
              All other consultants and advisors as a group (7 persons).....                 -

         The dollar values of these options cannot be determined because they depend on the market value of the underlying shares on the date of exercise. No associate of any director, nominee or executive officer has been granted options under or independent of the plan. In addition, no person not named above has received five percent or more of the options authorized under or independent of the plan, in the aggregate.

         Our Board of Directors has an established policy to grant every new director, upon his or her first joining the Board, a 10-year option to purchase 25,000 common shares, exercisable at the fair market value of the common shares on the date of grant. All of our current directors, including the three incumbent directors who are nominees for election to new terms on the Board, already previously received their respective 25,000-share option grants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

--------------------------------------------------------------------------------
                  IV. REPORT OF THE FINANCE AND AUDIT COMMITTEE
--------------------------------------------------------------------------------

         This report of our Finance and Audit Committee describes the actions of the Committee for the fiscal year ended June 30, 2003. This report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of
Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any future filing under such

Securities Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically request that such information be treated as soliciting material or specifically incorporate it by reference into such filing.

         The Finance and Audit Committee (the "Committee") is made up of the following members: Darrel W. Francis (Chairman), William B. Fitzgerald, Tom A. Goss, Peter F. Hurst, Jr. and Emmett S. Moten, Jr. The Committee operates pursuant to a written Charter (a copy of which is ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT). In accordance with the Charter, all of the members of the Committee are independent (as defined in the rules of the New York Stock Exchange) and financially literate and at least one member of the Committee has accounting or related financial management expertise.

         Based on the Committee's decision to change accountants, effective March 3, 2003 the Company replaced KPMG LLP with Follmer Rudzewicz PLC as the Company's independent accountants engaged to audit its consolidated financial statements for the fiscal year ending June 30, 2003. The change was the result of a competitive bidding process involving several accounting firms, as reported in the Company's Form 8-K report filed on March 5, 2003.

         Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on the conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States of America. As provided in its Charter, the Committee's responsibilities include monitoring and oversight of these processes.

         In this context and in accordance with its Charter, the Committee has met and held discussions with management and the current and previous independent auditors.

         Management represented to the Committee that our audited consolidated financial statements for the fiscal year ended June 30, 2003 (the "Financial Statements") were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Committee) and Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In addition, the Committee has discussed with the independent auditors the independent auditors' independence from management and the Company, including the matters in the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In concluding that the independent auditors are independent, the Committee considered, among other factors, whether the nonaudit services provided by the independent auditors (principally tax services) were compatible with their independence. The recently enacted Sarbanes-Oxley Act of 2003 will require the Committee to pre-approve all audit and non-audit services, subject to a narrow de minimis exception.

         In fulfilling its oversight responsibility of reviewing the services performed by our independent auditors, the Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Committee also met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under "Fees Paid to Independent Auditors" following this report.

         Based on the Committee's review and discussions of the matters referred to above, the Committee recommended to the Board that the Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the SEC. The Committee also recommended that the Board select Follmer Rudzewicz PLC to serve as our independent auditors for fiscal year 2004.

                           Finance and Audit Committee
                          Darrel W. Francis, Chairman,
            William B. Fitzgerald, Tom A. Goss, Peter F. Hurst, Jr.,
                            and Emmett S. Moten, Jr.


                                   AUDIT FEES

         During fiscal year 2003, beginning March 3, 2003, based on the decision of our Finance and Audit Committee, we retained Follmer Rudzewicz PLC as our independent auditors, replacing KPMG LLP, to provide services in the following categories. The following is a summary of fees billed by Follmer Rudzewicz PLC for audit and other professional services during the fiscal year ended June 30, 2003:

Audit Fees, including services rendered in reviewing quarterly financial information and
   auditing our annual consolidated financial statements for fiscal year 2003............      $     130,000

         During fiscal year 2003, we also retained our previous independent auditors, KPMG LLP, to provide services in the following categories. The following is a summary of fees billed by KPMG LLP for audit and other professional services during the fiscal year ended June 30, 2003:

Audit Fees, including services rendered in reviewing fiscal year 2003 quarterly financial information and auditing our annual consolidated financial statements for fiscal year
   2002...................................................................................     $     134,300
Tax Fees..................................................................................     $      38,100

         The Finance and Audit Committee, after a review and discussion with Follmer Rudzewicz PLC and KPMG LLP of the preceding information, determined that the provision of these services was compatible with maintaining their respective independence.

              AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

         The Finance and Audit Committee's Charter affirms its responsibility to approve in advance audit and non-audit services to be performed by our independent auditor. The Committee anticipates adopting pre-approval policies and procedures for such audit and non-audit services at a future meeting and disclosing the same in our next annual proxy statement.

--------------------------------------------------------------------------------
                              V. OTHER INFORMATION
--------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to provide us copies of Section 16(a) reports they file. Based solely on review of the copies of such reports provided to us for fiscal 2003, or written representations that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2003 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except a report was filed late by each non-employee director the first time they received a portion of their compensation for director services in common shares in lieu of cash, and except a Form 4 paper filing by William C. Brooks was not accepted at the concurrent start of electronic-only filing and was promptly refiled electronically.

EXPENSES OF SOLICITATION

         The cost of this solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its Directors, officers and employees. In addition, the Company has retained Georgeson Shareholder to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $5,000 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees and institutional holders for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

STOCK PERFORMANCE CHART

The following graph compares the cumulative total return for the previous five fiscal years on a $100 investment on June 30, 1998 in each of our Common Stock, the Standard & Poor's 500 Stock Index and peer group indices (the Old Peer Group is the same as in the comparable graph in our last proxy statement; the New Peer Group reflects the substitution of some peers more similar to us currently). The graph assumes reinvestment of dividends, if any.


                                  [LINE GRAPH]

                                                COMPARISON OF 5 YEAR CUMULATIVE RETURN
                                                  ASSUMES INITIAL INVESTMENT OF $100
                                                              JUNE 2003
                                        1998      1999      2000      2001      2002      2003
                                        ----      ----      ----      ----      ----      ----
United American Healthcare Corp.      $100.00   $110.53    $42.10   $128.84   $411.79   $155.79
S & P 500                             $100.00   $122.76   $131.66   $112.13    $91.97    $92.20
S & P SMALLCAP 600                    $100.00    $97.69   $111.74   $124.17   $124.51   $120.07
Old Peer Group Only                   $100.00    $87.15   $104.66   $135.57   $208.76   $237.57
New Peer Group Only                   $100.00    $94.96   $127.13   $179.97   $276.41   $308.68


2004 ANNUAL MEETING

         A shareholder proposal which is intended to be presented at our 2004 annual meeting of shareholders must be received by the Company at its principal executive offices by July 10, 2004.

Dated:  October 6, 2003

                                                                      APPENDIX A
                     UNITED AMERICAN HEALTHCARE CORPORATION
                              AMENDED AND RESTATED
                             1998 STOCK OPTION PLAN

--------------------------------------------------------------------------------
          (AS AMENDED AUGUST 26, 2003, SUBJECT TO SHAREHOLDER APPROVAL
           AT THE ANNUAL MEETING OF SHAREHOLDERS ON NOVEMBER 14, 2003)

                 [DELETIONS DENOTED BY BOLD AND STRIKE-THROUGH.
                ADDITIONS DENOTED BY BOLD AND DOUBLE UNDERLINE.]
--------------------------------------------------------------------------------


         1. DEFINITIONS: As used herein, the following definitions shall apply:

                  (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

                  (b) "COMMITTEE" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that the Committee shall comply with the applicable requirements of (i) Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and
         (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder.

                  (c) "CORPORATION" shall mean United American Healthcare Corporation., a Michigan corporation, or any successor thereof.

                  (d) "DISCRETION" shall mean the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat an officer, director or key employee in a manner consistent with the treatment afforded other officers, directors or key employees with respect to the Plan.

                  (e) "INCENTIVE OPTION" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option within the meaning of Section 422 of the Code. The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

                  (f) "NONQUALIFIED OPTION" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option within the meaning of Section 422 of the Code. The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

                  (g) "PARTICIPANT" shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan.


                               Appendix A - Page 1

                  (h) "PLAN" shall mean the United American Healthcare Corporation 1998 Stock Option Plan.

                  (i) "SUBSIDIARY" shall mean any corporation or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest ("STOCK") possessing more than 25% of the combined voting power of all classes of Stock; provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Subsidiary is a corporation and the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary.

         2. PURPOSE OF PLAN: The purpose of the Plan is to provide officers, directors and key employees of the Corporation and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of officers, directors and key employees with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining officers, directors and key employees of exceptional ability.

         3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, and the terms and conditions of any stock options. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

         4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option granted hereunder to the full extent provided for under the Corporation's Bylaws with respect to indemnification of directors of the Corporation.

         5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares with respect to which stock options may be granted under the Plan shall be 1,000,000 shares in the aggregate of Common Stock of the Corporation. If a stock option expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination shall again become available for the grant of stock options under the Plan, unless the Plan shall have been terminated.

         Notwithstanding any other provision in this Plan, no officer, director or employee of the Corporation or a Subsidiary may receive options for more than 300,000 shares of Common Stock of


                               Appendix A - Page 2
the Corporation over the term of the Plan, as provided in Paragraph 21. For purposes of this 300,000 share per-Participant limitation, there shall be taken into account all shares covered by stock options granted to an individual regardless of whether such stock options expire or terminate without being fully exercised.

         The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number of shares remaining available under the Plan and the 300,000 share per-Participant limitation shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option.

         6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its Discretion, those officers, directors and key employees of the Corporation or any Subsidiary to receive stock options who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted to officers, directors and key employees of a Subsidiary only if (i) the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary and (ii) the Subsidiary is a corporation.

         7. WRITTEN AGREEMENT: Each stock option shall be evidenced by a written agreement (each a "CORPORATION-PARTICIPANT AGREEMENT") containing such provisions as may be approved by the Committee. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

         8. ALLOTMENT OF SHARES: The Committee shall determine and fix, in its Discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options under the Plan; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which incentive stock options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $100,000.

         9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof; provided, that directors of the Corporation or a Subsidiary who are not employees of the Corporation or Subsidiary shall be eligible for only Nonqualified Options. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the


                               Appendix A - Page 3
option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

         10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 75% of the fair market value of the stock on the date upon which such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date, or if there are no sales on such date, on the next following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5.

         11. PAYMENT OF STOCK OPTION PRICE: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash shall be made by the Participant for all shares so purchased. In the Discretion of and subject to such conditions as may be established by the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

         12. GRANTING AND EXERCISING OF STOCK OPTIONS: Subject to the provisions of this Paragraph 12, each stock option granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, that no stock option may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto. In addition, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

         A Participant may exercise a stock option, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied (i) by payment for the shares with respect to which the stock option is exercised in accordance with Paragraph 11, or (ii) in the Discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which


                               Appendix A - Page 4
the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 16, stock options granted to a Participant may be exercised only while the Participant is an officer, director or employee of the Corporation or a Subsidiary.

         Successive stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

         13. NON-TRANSFERABILITY OF STOCK OPTIONS: No stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and stock options shall be exercisable, during the lifetime of the Participant, only by the Participant.

         14. TERM OF STOCK OPTIONS: If not sooner terminated, each stock option granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option shall expire not more than five (5) years after the date of the granting thereof.

         15. CONTINUATION OF EMPLOYMENT: The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option shall be granted shall agree in writing as a condition of the granting of such stock option to remain in the employ of the Corporation or a Subsidiary for a designated minimum period from the date of the granting of such stock option as shall be fixed by the Committee.

         16. TERMINATION OF EMPLOYMENT: If the employment of a Participant by the Corporation or a Subsidiary shall terminate, the Committee may, in its Discretion, permit the exercise of Incentive Options granted to such Participant
(i) for a period not to exceed three months following termination of employment if termination of employment is not due to death or permanent disability of the Participant, and (ii) for a period not to exceed one year following termination of employment if termination of employment is due to the death or permanent disability of the Participant. With respect to Nonqualified Options, the Committee may, in its Discretion, permit the exercise of such stock options granted to a director of the Corporation or a Subsidiary who ceases to be such a director (regardless of whether he or she is or was also an officer or director of the Corporation or Subsidiary) for a period not to extend beyond the expiration date of the Nonqualified Options. In no event, however, shall a stock option be exercisable subsequent to its expiration date and, furthermore, unless the Committee in its Discretion determines otherwise, a stock option may only be exercised after termination of a Participant's employment, or of a Participant's status as a non-employee director, to the extent exercisable on the date of termination of such employment or status or to the extent exercisable as a result of the reason for termination of such employment or status. The period of time, if any, a Participant shall have to exercise stock options upon termination of employment, or of status as a non-employee director, shall be set forth in the Corporation-Participant Agreement, subject to extension of such time period by the Committee in its Discretion.


                               Appendix A - Page 5

         17. INVESTMENT PURPOSE: If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder by reason of the exercise of stock options, and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

         18. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time.

         19. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's Discretion, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option, to reimburse the Corporation or a Subsidiary for such income tax withholding (any such election being irrevocable), subject to such rules and regulations as the Committee may adopt, including such rules as it determines appropriate with respect to Participants subject to the reporting requirements of Section 16(a) of the Exchange Act of 1934 to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "COMMISSION") under
Section 16 to the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

         20. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock options may be granted prior


                               Appendix A - Page 6
to shareholder approval of the Plan, but each such stock option grant shall be subject to shareholder approval of the Plan. No stock option may be exercised prior to shareholder approval.

         21. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date fifteen (15) years after its adoption by the Board of Directors, and no stock options may be granted thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination.

         For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) without approval or ratification of the shareholders of the Corporation (A) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), (B) increase the maximum number of shares for which any Participant may be granted stock options under the Plan (except as contemplated by Paragraph 5), (C) change the class of persons eligible to be Participants under the Plan, or (D) materially increase the benefits accruing to Participants under the Plan, or (ii) without the consent of the holder thereof, change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option which shall have been previously granted under the Plan.



              As originally adopted by the Board of Directors on August 6, 1998 and approved by the Shareholders of the Corporation on November 12, 1998.

              Highlighted amendments above approved by the Board of Directors on August 26, 2003, subject to approval by the Shareholders of the Corporation sought on November 14, 2003.



                               Appendix A - Page 7

                                                                      APPENDIX B

                     UNITED AMERICAN HEALTHCARE CORPORATION

                           FINANCE AND AUDIT COMMITTEE

                                     CHARTER

             (Adopted by the Board of Directors on August 26, 2003)

I.       Composition of the Committee

         A. Number of Members. The Finance and Audit Committee (the "Committee") of the Board of Directors (the "Board") of United American Healthcare Corporation ("UAHC") shall consist of three or more directors of UAHC appointed by the Board. The Board may appoint and remove members of the Committee at any time. A director must meet the qualification and independence requirements of 1.B below in order to be appointed as a regular member of the Committee, and any such member who ceases to meet such requirements shall then cease to be a member of the Committee. The Committee must have at least three members in order to act. The Board shall appoint a Chairman of the Committee.

         B.       Qualification; Independence

                  1. No Committee member may be a current or former officer or employee of UAHC or any of its subsidiaries and affiliates (collectively, the "Company").

                  2. Each Member of the Committee must be independent of management and the Company and be free from any relationship that may interfere with the exercise of independent judgment as a Committee member.

                  3. Each member of the Committee must qualify as an "independent director" under the requirements of subsection 2 of Section 303A of the New York Stock Exchange Listed Company Manual. No Committee member shall qualify as "independent" unless the Board has affirmatively determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

                  4. Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

                  5. The Chairman of the Committee must have accounting or related financial management experience and expertise. The Board will determine, in its business judgment, whether a director meets the foregoing requirements prior to appointing such director as Chairman.


                               Appendix B - Page 1

Finance and Audit Committee Charter - 2003

                  6. At least one member of the Committee (who may be the Chairman of the Committee) shall qualify as an "audit committee financial expert" as defined in rules of the Securities and Exchange Commission issued pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

                  7. No director who is receiving any compensation from the Company (other than director's fees) may serve as a member of the Committee.

                  8. No director who is an "affiliated person" of the Company, as defined in rules of the Securities and Exchange Commission issued pursuant to Section 301 of the Sabanes-Oxley Act of 2002, may serve as a member of the Committee.

                  9. No director who simultaneously serves on the audit committee of more than two other public companies may simultaneously serve as a member of the Committee unless the Board has affirmatively determined that such services on other audit committees would not impair the ability of the director to effectively serve on the Committee. If any such determination is made, it shall be disclosed in the subsequent annual proxy statements of UAHC.

II.      Meetings of the Committee

         A. Regular Meetings. The Committee shall hold at least four face-to-face meetings per year. The Chairman of the Committee will, in consultation with the other members of the Committee, UAHC's independent auditor and the appropriate officers of UAHC, be responsible for calling such meetings, establishing agendas therefor and supervising the conduct thereof.

         B. Special Meetings. Special face-to-face or telephonic meetings may be called at any time by the Chairman of the Committee or any two members of the Committee. The person or persons calling any such meeting shall establish the agenda therefor, and the Chairman of the Committee shall supervise the conduct thereof.

         C. Minutes. The Committee shall keep minutes of all of its meetings showing all matters considered by it and the actions taken thereon, and shall submit a report of such meetings at the next regular meeting of the Board.

         D. Quorum and Manner of Acting. A majority of the members of the Committee shall be present in person at any meeting of the Committee in order to constitute a quorum for the transaction of business at such meeting. The affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or the written consent of all of the members of the Committee without a meeting, shall be the act of the Committee.


                               Appendix B - Page 2

Finance and Audit Committee Charter - 2003

III.     Purpose of the Committee

         A. Oversight. The Committee shall assist the Board in fulfilling its oversight responsibilities relating to the integrity of UAHC's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of UAHC's independent auditors, and the adequacy of UAHC's accounting and internal control systems. Subject to the specific responsibilities that are set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that UAHC's financial statements are complete and accurate or are in compliance with generally accepted accounting principles ("GAAP"), which is the responsibility of management and the independent auditor, or to resolve disputes, if any, between management and the independent auditor.

         B. Annual Proxy Report. The Committee shall prepare the report of the Committee that is required by the rules of the Securities and Exchange Commission to be included in UAHC's annual proxy statements.

IV.      Responsibilities and Duties of the Committee

         A. Independent Auditor and Audit Matters. With respect to matters relating to UAHC's independent auditor and audit matters, the Committee shall:

                  1. Selection of Auditor. Have the sole authority (subject to shareholder ratification, if applicable) to select, retain and replace UAHC's independent auditor firm (the "Auditor") to be employed to perform the annual audits of UAHC's financial statements and reviews of UAHC's financial, accounting, auditing and internal control systems. The Auditor shall be ultimately accountable to the Committee and the Board and shall have unrestricted access to the Committee and the Board.

                  2. Compensation and Services of Auditor. Have the sole authority to determine and approve all compensation to be paid to UAHC's Auditor for audit services and legally-permitted non-audit services performed on UAHC's behalf and the terms of all engagements for such services. All such audit and non-audit services shall be approved by the Committee in advance of their performance. The Committee may delegate to one or more designated members of the Committee the authority to grant such pre-approvals, provided that any such pre-approval shall be presented to the full Committee at its next scheduled meeting.

                  3. Annual Evaluation of Auditor. At least annually obtain and review a written report by the Auditor firm describing (a) the Auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditor, and any steps taken to deal

                               Appendix B - Page 3

Finance and Audit Committee Charter - 2003


                           with any such issues, and (c) all relationships between the Auditor and the Company. The Committee shall annually evaluate the Auditor's qualifications, performance and independence, based on its review of the foregoing report and the Auditor's work throughout the year, and will present the results of each such evaluation to the full Board.

                  4. Auditor Report on Accounting Issues. Require the Auditor to timely report to the Committee (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with Company management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor and (c) other material written communications between the Auditor and Company management, such as any management letter or schedule of unadjusted differences.

                  5. Review of Audit Results. Periodically meet with the Auditor and management to (a) review and discuss the results of the audits and reviews described in IV.A.1 above, (b) discuss the annual audited financial statements and quarterly financial statements, including UAHC's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and (c) review and approve in advance annual audit plans of the Auditor.

                  6. Audit Issues and Disagreements. Regularly meet with the Auditor, which meetings may include management, to review any audit problems or difficulties, including any restrictions on the scope of the Auditor's activities or any access to requested information, and any significant disagreements with management. The review shall include any significant disagreements between the Auditor's UAHC audit team and its national office regarding auditing or accounting issues arising from the audit.

                  7. Review of Periodic Reports. Require that the Auditor review the financial information in UAHC's quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission and that appropriate reconciliations and descriptions of any adjustments to the quarterly information previously reported on a Form 10-Q for any quarter be made and be reviewed by the Auditor.

                  8. Review of Auditor Opinion. Review the opinions to be rendered by the Auditor in connection with its audits of UAHC's financial statements.

                  9. Employment of Auditors for Subsidiaries. Request UAHC's subsidiary and affiliated companies to employ such independent auditors (all of which shall be accountable to the Committee and the Board) as the Committee deems appropriate to audit the respective financial statements of such subsidiary and affiliated companies.

                               Appendix B - Page 4

Finance and Audit Committee Charter - 2003


                  10. Annual Proxy Report of Company. Prepare an annual report of the Company, for inclusion in UAHC's annual proxy statement, stating whether the Committee has:

                           o reviewed and discussed the audited financial statements with management

                           o discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and discussed with the Auditor the Auditor's independence

                           o received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1

                           o based on the foregoing, recommended to the Board that the audited financial statements be included in UAHC's annual report on Form 10-K for the fiscal year.

         B. Financial and Financial Reporting Matters. With respect to financial and financial reporting matters, the Committee shall:

                  1. Make recommendations to the Board on matters relating to the financial affairs and policies of the Company including, without limitation, capital structure issues, dividend policy, treasury stock purchases, acquisitions and divestitures, external financing, complex financial transactions and investment and debt policies.

                  2. Review the status of significant legal and tax matters and the potential financial implications thereof.

                  3. Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in UAHC's selection or application of accounting principles and the effects, if any, of such changes on UAHC's financial statements, (b) significant financial reporting issues and judgments made in connection with the preparation of UAHC's financial statements, including the effects of alternative GAAP methods on the financial statements, and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on UAHC's financial statements.

                  4. Review, in advance, the financial results to be included in UAHC's Annual Report to Stockholders and in UAHC's filings with the Securities and Exchange Commission.

                  5. Review, in advance, UAHC's earnings press releases and review the financial information and earnings guidance, if any, provided to analysts and rating agencies.


                               Appendix B - Page 5

Finance and Audit Committee Charter - 2003


         C.       Other Responsibilities and Duties.

                  1. In order to effectively perform its oversight responsibilities and duties, the Committee shall meet separately, periodically, with UAHC management and with the Auditor.

                  2. In the course of fulfilling its duties, the Committee shall, as appropriate, obtain advice and assistance from outside legal, accounting or other advisors and shall have the authority to retain such advisors without approval from the Board or UAHC management.

                  3. The Committee shall establish for UAHC clear hiring policies with respect to employees or former employees of any current or past independent auditor for UAHC.

                  4. The Committee shall, on at least a quarterly basis, review with the Board any issues that arise with respect to the quality or integrity of UAHC's financial statements, the Company's compliance with legal or regulatory requirements, and the performance and independence of the Auditor.

                  5. The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and
                           (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                  6. The Committee shall annually review and reassess the adequacy of the Committee's Charter.

                  7. The Committee shall have such other responsibilities and perform such other duties as may be assigned to the Committee from time to time by the Board.

         D. Performance Evaluation of the Committee. The Committee shall annually conduct a self-evaluation of its effectiveness and its compliance with the Committee's Charter and applicable rules of regulatory bodies. The Committee shall report its findings and conclusions to the Board at the next regular Board meeting following completion of each such evaluation.


                               Appendix B - Page 6

[UNITED AMERICAN HEALTHCARE    UNITED AMERICAN          000000 0000000000 0 0000
     CORPORATION LOGO]         HEALTHCARE CORPORATION
                                                        000000000.000 ext
                                                        000000000.000 ext
                                                        000000000.000 ext
        MR A SAMPLE                                     000000000.000 ext
        DESIGNATION (IF ANY)                            000000000.000 ext
        ADD 1                                           000000000.000 ext
        ADD 2                                           000000000.000 ext
        ADD 3
        ADD 4                                           HOLDER ACCOUNT NUMBER
        ADD 5
        ADD 6                                           C 1234567890      J N T





                             [ ] Mark this box with an X if you have made changes to your name or address details above.

ANNUAL MEETING PROXY CARD


A   ELECTION OF DIRECTORS
1. The Board of Directors recommends a vote FOR the listed nominees.
                             FOR       WITHHOLD

01 - Tom A. Goss             [ ]         [ ]

02 - Darrel W. Francis       [ ]         [ ]

03 - Emmett S. Moten, Jr.    [ ]         [ ]


B   ISSUES
The Board of Directors recommends a vote FOR the following proposals.

                                                          FOR   AGAINST ABSTAIN
2. Ratification of appointment of independent auditors.   [ ]     [ ]     [ ]

3. Approval of two amendments to 1998 Stock               [ ]     [ ]     [ ]
   Option Plan.

4. In their discretion, the Proxies are authorized to
   vote on such other business as may properly come       [ ]     [ ]     [ ]
   before the meeting.



C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
Note: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box   Signature 2 - Please keep signature within the box   Date (mm/dd/yyyy)

                                                                                                              /   /
--------------------------------------------------   --------------------------------------------------   -----------------

PROXY - UNITED AMERICAN HEALTHCARE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 14, 2003

The undersigned appoints William C. Brooks and Ronald E. Hall, Sr., and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of United American Healthcare Corporation on November 14, 2003, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side:

1. Election of three Directors for a term of 3 years. The nominees are: Tom A. Goss, Darrel W. Francis and Emmett S. Moten, Jr.

2. Ratification of the appointment of Follmer Rudzewicz PLC as independent auditors for the current fiscal year.

3. Approval of two amendments to 1998 Stock Option Plan.

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1, 2 and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(SEE REVERSE SIDE)